Exhibit 31.2

Sarbanes - Oxley Section 302 Certification

I, James J. Judge, certify that:

1.	I have reviewed this Annual Report on Form 10-K of CEC Funding, LLC (the Registrant) and other reports containing distribution information for the period covered by the Annual Report on Form 10-K.
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial information required to be provided to the trustee under the governing documents of the issuer is included in these reports; and
4.	Based on my knowledge, Commonwealth Electric Company, the Servicer, has complied with its servicing obligations and minimum servicing standards.

Date: February 27, 2006	By:	/s/ JAMES J. JUDGE
James J. Judge
Senior Vice President, Treasurer
and Chief Financial Officer